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                            INDEPENDENT AUDITORS' REPORT





We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated February 1, 1999, appearing in this Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 1998.

/s/  DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 29, 1999